                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                         OIL STATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required. [ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(1) and 0-11.

    (1)    Title of each class of securities to which transaction applies:

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    (2)    Aggregate number of securities to which transaction applies:

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    (3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

    (4)    Proposed maximum aggregate value of transaction:

           --------------------------------------------------------------------

    (5)    Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)   Amount Previously Paid:

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     (2)   Form, Schedule or Registration Statement No.:

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     (3)   Filing Party:

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     (4)   Date Filed:

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

                         OIL STATES INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2003

To the Stockholders of
Oil States International, Inc.:

     NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Oil States International, Inc., a Delaware corporation (the "Company"), will be held at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on the 13th day of May, 2003 at 9:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          (1) To elect two (2) Class II members of the Board of Directors (see page 3);

          (2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2003 (see page 17); and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Company has fixed the close of business on April 8, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted FOR the nominees for director named in the attached Proxy Statement and FOR the ratification of the appointment of the independent certified public accountants for the Company named in such Proxy Statement. The list of stockholders of record of the Company may be examined at the offices of the Company beginning on April 9, 2003 and at the Annual Meeting.

     Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                          Sincerely,

                                          /s/ ROBERT W. HAMPTON

                                          Robert W. Hampton
                                          Secretary

Houston, Texas
April 15, 2003

                         OIL STATES INTERNATIONAL, INC.
                               THREE ALLEN CENTER
                          333 CLAY STREET, SUITE 3460
                              HOUSTON, TEXAS 77002

                                PROXY STATEMENT
                                    FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

     The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oil States International, Inc. (the "Company") to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting"), which will be held at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, on the 13th day of May, 2003, at 9:00 a.m. local time, for the following purposes:

          (1) To elect two (2) Class II members of the Board of Directors;

          (2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2003; and

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company;
(2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them "for" the election of all nominees for director as set forth under "Proposal 1: Election of Directors," and "for" the ratification of the appointment of Ernst & Young LLP as independent accountants as set forth under "Proposal 2: Appointment of Auditors." If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

     The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $3,500.

     Oil States International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting and does not constitute a part of the proxy soliciting material.

     This proxy statement and the enclosed form of proxy was mailed to stockholders beginning April 15, 2003.

                                EXPLANATORY NOTE

     Concurrently with the completion of our initial public offering in February 2001, Oil States International, Inc. combined with HWC Energy Services, Inc. ("HWC"), Sooner Inc. ("Sooner") and PTI Group, Inc. ("PTI") in a transaction that we refer to as the "Combination." Prior to our initial public offering and the Combination, SCF-III, L.P. owned a majority interest in Oil States, HWC and PTI, and SCF-IV, L.P. owned a majority interest in Sooner. SCF-III, L.P. and SCF-IV, L.P. are private equity funds that focus on investments in the energy industry. We refer to SCF-III, L.P. and SCF-IV, L.P. collectively as "SCF."

     The terms the "Company," "we," "us," and "our" refer to Oil States International, Inc. and its subsidiaries, including HWC, Sooner and PTI, following the Combination. The term "Oil States" refers to Oil States International, Inc. and its subsidiaries prior to the Combination.

                OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Company has two outstanding classes of securities that entitle holders to vote generally at meetings of the Company's stockholders: common stock, par value $.01 per share; and special preferred voting stock, par value $.01 per share. A single share (the "Voting Share") of special preferred voting stock was issued to Computershare Trust Company of Canada (the "Trustee") as trustee under a Voting and Exchange Trust Agreement for the benefit of holders of exchangeable shares issued by the Company's wholly-owned subsidiary, 892489 Alberta Inc., in connection with the Company's February 2001 acquisition of PTI Group Inc. The common stock and the Voting Share vote together as a single class on all matters except when Delaware law requires otherwise. Each share of common stock outstanding on the record date is entitled to one vote. The Voting Share is entitled to one vote for each exchangeable share outstanding on the record date. The Trustee is required to vote the Voting Share as instructed by holders of exchangeable shares, and to abstain from voting in proportion to the exchangeable shares for which the Trustee does not receive instructions. Accordingly, references to "stockholders" in this Proxy Statement include holders of common stock, the Trustee, and holders of exchangeable shares. In addition, unless we indicate otherwise, the number of shares outstanding, including for purposes of calculating percentage ownership, in this proxy statement have been calculated as if the exchangeable shares have been exchanged for shares of our common stock. The procedures for holders of exchangeable shares to instruct the Trustee about voting at the Annual Meeting are explained in the "Information Statement for Holders of Exchangeable Shares of 892489 Alberta Inc." that is enclosed with this Proxy Statement only for holders of exchangeable shares.

     The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 8, 2003. At the record date, 48,978,962 shares of common stock and one Voting Share were outstanding and entitled to be voted at the Annual Meeting. At the record date, 551,071 exchangeable shares were outstanding and entitled to give voting instructions to the Trustee. Accordingly, 48,530,033 votes are eligible to be cast at the Annual Meeting.

     The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

     Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company's auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company's transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a "broker non-vote") on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal, and broker non-votes will not be included in the number of shares voting and therefore will have no effect on the outcome of the voting.

     A Proxy in the accompanying form that is properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the Proxy. Any properly executed Proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the two persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; FOR the ratification of the selection of Ernst & Young LLP as the Company's auditors; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying Proxy may also, in their discretion, vote the Proxy to adjourn the Annual Meeting from time to time.

     A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours beginning on April 9, 2003 and at the Annual Meeting.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation of the Company provides that the Board of Directors will be comprised of seven members. The seven members are divided into three classes having two members in Class I, two members in Class II and three members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the Class II directors expires at the Annual Meeting.

NOMINEES

     Two directors are to be elected at the Annual Meeting. The Board of Directors has nominated Gary L. Rosenthal and Andrew L. Waite to fill the two expiring Class II positions on the Board of Directors, to hold office for three-year terms expiring at the annual meeting of stockholders in 2006, and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted for the election of the two nominees for director.

     Although the Company knows of no reason why any of the nominees might be unable or refuse to accept nomination or election, if any nominee should be unable to serve as a director, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below are the names of, and certain information with respect to, the Company's executive officers and directors, including the two nominees for election to the Class II positions on the Board of Directors.

NAME                                   AGE                     POSITION(S)
----                                   ---                     -----------
L.E. Simmons.........................  56    Chairman of the Board
Douglas E. Swanson...................  64    Director, President and Chief Executive Officer
Cindy B. Taylor......................  41    Senior Vice President -- Chief Financial
                                             Officer and Treasurer
Robert W. Hampton....................  51    Vice President -- Finance and Accounting and
                                             Secretary
Michael R. Chaddick..................  55    Vice President -- Tubular Services
Christopher E. Cragg.................  41    Vice President -- Tubular Services
Howard Hughes........................  60    Vice President -- Offshore Products
R.A. (Sandy) Slator..................  58    Vice President -- Well Site Services
Jay Trahan...........................  56    Vice President -- Well Site Services
Martin Lambert.......................  47    Director
Mark G. Papa.........................  56    Director
Gary L. Rosenthal*...................  53    Director
Andrew L. Waite*.....................  42    Director
Stephen A. Wells.....................  59    Director

---------------

* Nominee for election as Class II director at the Annual Meeting.

     L.E. Simmons is Chairman of the Board of our company. Mr. Simmons is the founder and President of L.E. Simmons & Associates, Incorporated, a private equity fund manager and the ultimate general partner of SCF. Mr. Simmons has held these positions since 1989. Prior to founding L.E. Simmons & Associates, Incorporated, he co-founded Simmons & Company International, an investment bank that specializes in the energy industry. Mr. Simmons also serves as a director of Varco International, Inc., an oilfield services and equipment company, Zions Bancorporation, a commercial banking company, and ExpressJet Holdings, Inc., a regional airline carrier. He received a M.B.A. from the Harvard University Graduate School of Business Administration.

     Douglas E. Swanson is a director of our company and has served as President and Chief Executive Officer since January 2000. From August 1999 to January 2000, Mr. Swanson pursued personal interests. From January 1992 to August 1999, Mr. Swanson served as Chairman of the Board and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He currently serves as a director of Varco International, Inc. He holds a degree from Cornell College and is a Certified Public Accountant.

     Cindy B. Taylor is Senior Vice President -- Chief Financial Officer and Treasurer of our company. She has held this position since May 2000. From August 1999 to May 2000, Ms. Taylor was the Chief Financial Officer of L.E. Simmons & Associates, Incorporated. Mrs. Taylor served as the Vice President -- Controller of Cliffs Drilling Company from July 1992 to August 1999 and as a senior manager with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. She received a B.B.A. degree from Texas A&M University and is a Certified Public Accountant.

     Robert W. Hampton is Vice President -- Finance and Accounting and Secretary of our company. He has held this position since February 2001. From February 1998 to February 2001, Mr. Hampton served as Vice President and Chief Financial Officer of HWC. Mr. Hampton joined HWC from Tidewater Inc., an offshore service vessel operator, where he was based in Aberdeen and was Area Manager for the North Sea Operations from March 1996 to February 1998. He served as Vice President, Treasurer and Chief Financial Officer of Hornbeck Offshore, an offshore service vessel operator, from 1990 to March 1996, when it was acquired by

Tidewater. Mr. Hampton worked at Price Waterhouse, a public accounting firm, from 1973 to 1986. Mr. Hampton is a Certified Public Accountant and received his B.S. degree from the Pennsylvania State University.

     Michael R. Chaddick is Vice President -- Tubular Services of our company. He has held this position since February 2001. Mr. Chaddick was Executive Vice President -- Chief Operating Officer of Sooner from June 1999 to February 2001 . From May 1992 to June 1999, he served as President of the Wilson Supply Company Division of Wilson Industries, Inc., a general oilfield supplies distributor. He served as Vice President -- Tubular Services for Wilson from February 1982 until May 1992 and was the General Manager of Tubular Services from November 1980 until February 1982. Prior to joining Wilson, Mr. Chaddick spent 11 years with U.S. Steel, a steel manufacturer, in various sales and management capacities. He received a B.B.A. degree from the University of Texas at Arlington.

     Christopher E. Cragg is Vice President -- Tubular Services of our company. He has held this position since February 2001. Mr. Cragg was Executive Vice President -- Chief Financial Officer of Sooner from December 1999 to February 2001. From June 1999 to December 1999, Mr. Cragg pursued personal interests. From April 1994 to June 1999, he was Vice President and Controller of Ocean Energy, Inc., an independent oil and gas exploration and production company, and its predecessor companies. Mr. Cragg served as Manager -- Internal Audit with Cooper Industries, a manufacturer of diversified products, from April 1993 to April 1994 and as a senior manager with Price Waterhouse, a public accounting firm, from August 1983 to April 1993. He received a B.B.A. degree from Southwestern University and is a Certified Public Accountant.

     Howard Hughes is Vice President -- Offshore Products of our company. He has held this position since February 2001. From September 1989 until February 2001, Mr. Hughes served as President of Oil States. From April 1976 to September 1989, Mr. Hughes served in various managerial and executive positions with Oil States. He holds a B.S. degree from the University of Houston.

     R.A. (Sandy) Slator is Vice President -- Well Site Services of our company. He has held this position since February 2001. Mr. Slator joined PTI in November 1999 and has served as its President and Chief Executive Officer since January 2000. From February 1999 to November 1999, Mr. Slator was a founding partner of River View Venture Partners, an Edmonton-based venture capital group. From March 1998 to January 1999, Mr. Slator was an associate of Lambridge Capital Partners, an Edmonton-based investment banking group. From May 1996 to March 1998, Mr. Slator participated in a number of community-related volunteer activities. During that time, Mr. Slator was also a founding partner of NetCovergence, Inc., a private technology related company that was sold in the spring of 2000. From 1989 to April 1996, Mr. Slator served as President and Chief Executive Officer of Vencap Equities Alberta Ltd., a publicly traded venture capital company. Mr. Slator served on the board of PTI from 1984 until 1994.

     Jay Trahan is Vice President -- Well Site Services of our company. He has held this position since February 2001. Mr. Trahan was President of HWC from January 1998 to February 2001. He has 30 years of experience in the oil and gas industry. From 1996 to January 1998, Mr. Trahan served as President of Baker Hughes Solutions; from 1993 to 1996, he served as President of Baker Hughes Inteq; from 1990 to 1993, he served as President of Baker Sand Control; and from 1988 to 1990 he served as Vice President of Worldwide Operations for Baker Sand Control. Baker Hughes Solutions, Baker Hughes Inteq and Baker Sand Control are divisions of Baker Hughes Incorporated, a diversified oilfield services company.

     Martin Lambert has served as a director of our company since February 2001. Mr. Lambert has been a partner in the Canadian law firm Bennett Jones LLP since 1987. Mr. Lambert joined Bennett Jones LLP in 1979. He currently serves as a director of Crossfields Gas Corporation and Ex Alta Energy Ltd, both of which are Canadian oil and gas exploration and production companies, and zed.i solutions inc., a publicly held oilfield service company. He has a L.L.B. degree from the University of Alberta.

     Mark G. Papa has served as a director of our company since February 2001. Mr. Papa has served as Chairman of the Board and Chief Executive Officer of EOG Resources, Inc., an oil and gas exploration and production company, since August 1999. From February 1994 to August 1999, he held a number of management positions with EOG Resources, Inc. He has a petroleum engineering degree from the University of Pittsburgh and a M.B.A. degree from the University of Houston.

     Gary L. Rosenthal has served as a director of our company since February 2001. Mr. Rosenthal is co-founder and President of Heaney Rosenthal Inc., a private investment company, a position he has held since October 1994. From September 2000 to April 2001, he served as President of AXIA Incorporated, a diversified manufacturing company. From July 1998 to September 2000, he also served as Chairman of the Board and Chief Executive Officer of AXIA Incorporated. He currently serves as a director of Dresser, Inc., a private company. He holds J.D. and A.B. degrees from Harvard University.

     Andrew L. Waite has served as a director of our company since March 1996. Mr. Waite is a Managing Director of L.E. Simmons & Associates, Incorporated and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and management positions with the Royal Dutch/Shell Group, an integrated energy company. He currently serves as a director of Hornbeck Offshore Services, Inc., an operator of offshore supply vessels and other marine assets. He received a M.B.A. from the Harvard University Graduate School of Business Administration and a M.S. degree from the California Institute of Technology.

     Stephen A. Wells has served as a director of our company since April 1996. Mr. Wells is the president of Wells Resources, Inc., a privately owned oil, gas and ranching company, and has served in that position since 1983. From April 1999 to October 1999, Mr. Wells served as a director and Chief Executive Officer of Avista Resources, Inc., an oil recycling technology company. From October 1993 to February 1996, he was a director and Chief Executive Officer of Coastwide Energy Services, Inc., a Gulf Coast marine terminal operator. From March 1992 to September 1994, he was a director and Chief Executive Officer of Grasso Corporation, an oil and gas production management services company. Mr. Wells currently is a director of Pogo Producing Company, an oil and gas exploration and production company, a director of Crosstex Energy GP, LLC, a midstream natural gas company, and a director of DFB Pharmaceuticals, Inc., a pharmaceuticals and health care products manufacturer.

COMMITTEES AND BOARD MEETINGS

     The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. These Committees are comprised of directors who are not officers or employees of the Company.

     The Company's Audit Committee consists of Messrs. Wells, Lambert and Rosenthal, each of whom is a non-employee director. The Audit Committee, which is chaired by Mr. Wells, meets separately with representatives of the Company's independent auditors, the Company's internal audit personnel and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions.

     During the year ended December 31, 2002, the Company's Compensation Committee consisted of Messrs. Rosenthal, Simmons and Papa, each of whom is a non-employee director. Effective January 1, 2003, Mr. Wells replaced Mr. Simmons on the Compensation Committee. Mr. Wells is a non-employee director. The Compensation Committee, which is chaired by Mr. Rosenthal, administers the 2001 Equity Participation Plan (as amended and restated), and in this capacity makes all option grants or awards to employees, including executive officers, under the plan. In addition, the Compensation Committee is responsible for making recommendations to the Board with respect to the compensation of the Company's chief executive officer and its other executive officers and for establishing compensation and employee benefit policies.

     The Company's Nominating Committee consists of Messrs. Papa, Wells and Rosenthal, each of whom is a non-employee director. The Nominating Committee, which is chaired by Mr. Papa, makes proposals to the Board for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which many be created from time to time. The Nominating Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director. To submit a recommendation to the committee, a stockholder must follow the process described below in "Stockholder Proposals."

     During 2002, the entire Board of Directors held 7 meetings, the Audit Committee held 5 meetings and the Compensation Committee held 2 meetings. The Nominating Committee, which was formed on May, 15, 2002, did not hold a separate meeting in 2002. Rather, the full Board reviewed nominees for director as well as membership on Board committees. Each of the directors attended at least 75 percent of the meetings of the Board and the committee of the Board on which they served.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors includes three directors who are independent, as defined by the standards of the New York Stock Exchange. The Committee assists the Board in overseeing matters relating to the accounting and financial reporting practices of the Company, the adequacy of its internal controls and the quality and integrity of its financial statements.

     The Audit Committee operates under a charter adopted by the Board of Directors on February 7, 2001, and as amended on October 29, 2001. The Audit Committee met 5 times during 2002 with the Company's financial management and the independent certified public accountants of the Company, Ernst & Young LLP, to provide oversight to the financial reporting process and internal control structure. Ernst & Young LLP met with the Audit Committee, without Company management representatives, to discuss the results of their examinations and their opinions on the adequacy of internal controls and quality of reporting. The Audit Committee also met with the internal audit department in 2002.

     The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002. In addition, the Audit Committee has discussed with Ernst & Young LLP matters required by Statement on Auditing Standards No. 61.

     The Audit Committee also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, and has discussed with Ernst & Young LLP their independence. The Audit Committee has also discussed with management of the Company and Ernst & Young LLP such other matters and received such assurances from these parties that they deemed appropriate.

     Based on the foregoing review and discussions, the Audit Committee has recommended to the Company's Board of Directors the inclusion of the Audited Financial Statements in the Company's Annual Report for the year ended December 31, 2002 on Form 10-K, filed with the SEC.

     The Audit Committee also considered whether the provision of the non-audit services listed on page 18 herein is compatible with maintaining the independence of Ernst & Young LLP.

     Subject to ratification by the stockholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the financial statements of the Company for the current fiscal year.

                                          The Audit Committee

                                          Stephen A. Wells (Chairman)
                                          Martin Lambert
                                          Gary E. Rosenthal

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three directors who are not employees of the Company. The Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the executive officers.

     The Compensation Committee's philosophy regarding the Company's executive compensation program has been to design a compensation package that provides competitive salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and against budgeted goals, and (iii) support both the short-term and long-term goals of the Company. The Compensation Committee believes this approach closely links the compensation of the Company's executives to accomplishments of company goals that coincide with stockholder objectives.

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee establishes specific compensation levels for executive officers and other key personnel and administers the Company's 2001 Equity Participation Plan. The Committee considers the anticipated tax treatment of the Company's executive compensation program.

     The executive compensation program includes three primary elements that, taken together, constitute a flexible and balanced method of establishing total compensation for the Company's executive officers. These elements are (i) base salary, (ii) annual bonus plan awards under the Annual Incentive Plan, and (iii) long-term incentive awards, including principally stock option grants. In order to assist in its evaluation of each element of the Company's overall executive compensation program, the Committee obtained an independent compensation survey in the first quarter of 2003. The Committee takes this survey information and the factors noted below into consideration in making its decisions.

     Base Salaries. Executive officer base salaries, including Mr. Swanson's, are based on an evaluation that considers data from other similarly sized companies in businesses similar to the Company's, the Company's and the executive's performance, the executive's potential, and any significant changes in the executive's responsibilities. The Compensation Committee considers all those factors together and makes a subjective determination with respect to executive compensation. The Compensation Committee did not make changes to the base salary of Mr. Swanson in 2002.

     The Annual Incentive Plan. Annual bonus awards are linked to the achievement of Company-wide and divisional performance goals and are designed to put a significant portion of total compensation at risk. Under the bonus plan, a bonus target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact the Company's success. In 2002, individual bonus targets ranged from 40% to 60% of base salary. The actual amount of the bonus award can range from 0% to 200% of target and in 2002 was based exclusively on the Company's and/or divisional achievement of these performance goals. For 2002, bonus targets for executive officers were based upon objectives set at the beginning of 2002 for earnings before interest, taxes, and depreciation (EBITDA) for the Company and/or for particular business divisions. In addition, a portion of the bonus potential for one segment, was based on return on investment. The bonus target for Mr. Swanson was based upon EBITDA for the Company. All of the executive officers, including Mr. Swanson, received bonuses for 2002. The Company and certain of its divisions exceeded their 2002 EBITDA objectives, resulting in certain of the Company's officers, including Mr. Swanson, receiving bonuses for 2002 in excess of target. Other executives received bonuses less than target as a result of their divisions not achieving targeted EBITDA objectives.

     Stock Options. The Company makes certain stock-based awards under the 2001 Equity Participation Plan to align better the interests of executive officers with those of stockholders. In determining appropriate stock grants, the Compensation Committee annually reviews competitive market data and each executive's long-term performance, ability to contribute to the future success of the Company, history of prior grants, and time in the current job. The Company takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in the Company's stock. The Committee considers the foregoing factors together and makes a subjective determination with respect to awarding stock options to its executive officers. Under the 2001 Equity Participation Plan, the Company has granted stock options, which vest over multiple years, at the fair market value of the common stock on the date of grant. Although, the Committee generally prefers to grant stock options, it has in the past granted a restricted stock award.

                                          The Compensation Committee

                                          Gary L. Rosenthal (Chairman)
                                          Mark G. Papa
                                          L.E. Simmons

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Company's compensation committee consisted of Messrs. Rosenthal, Papa and Simmons, each of whom is a non-employee director. There were no compensation committee interlock relationships or insider participation in compensation arrangements for the year ended December 31, 2002.

DIRECTOR COMPENSATION

     Directors who are also our employees do not receive a retainer or fees for service on our Board of Directors or any committees. For the year ended December 31, 2002, directors who were not employees received an annual fee of $15,000 and fees of $1,500 for attendance at each meeting of our Board, $1,000 for each committee meeting attended in person and $500 for each committee meeting attended telephonically. In addition, each non-employee director who served as committee chairman received an annual fee of $10,000. Effective January 1, 2003, directors who are not employees receive an annual fee of $30,000 and fees of $1,500 for attendance at each Board or committee meeting. Each non-employee director who serves as the Compensation or Nominating Committee Chairman continues to receive an annual fee of $10,000. The Audit Committee Chairman receives an annual fee of $15,000. Newly elected directors receive options to purchase 5,000 shares of our common stock upon their initial election. Directors receive additional options to purchase 5,000 shares at each annual meeting after which they continue to serve. These options are granted under the 2001 Equity Participation Plan, vest in four equal annual installments and expire ten years from the date of grant. In the event of a change in control, the options vest in accordance with the terms of the grant agreements. The exercise price of these options is the fair market value at the date of grant. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or committees and for other reasonable expenses related to the performance of their duties as directors.

EXECUTIVE COMPENSATION

     The following table presents information regarding the compensation of our Chief Executive Officer and our four other most highly compensated executive officers during 2002. These five persons are collectively referred to as the "named executive officers."

                                                                        LONG-TERM
                                                                   COMPENSATION AWARDS
                                                                 -----------------------
                                          ANNUAL COMPENSATION    RESTRICTED   SECURITIES
                                          --------------------     STOCK      UNDERLYING      ALL OTHER
NAMES AND                        FISCAL    SALARY    BONUS(1)      AWARDS      OPTIONS     COMPENSATION(2)
PRINCIPAL POSITION                YEAR      ($)         ($)         ($)          (#)             ($)
------------------               ------   --------   ---------   ----------   ----------   ---------------
Douglas E. Swanson(3)..........   2002    375,000     398,716          --      167,000         33,737
  President                       2001    375,000     299,739     900,000(4)        --         15,990
  and Chief Executive Officer     2000    225,481     250,000          --           --         15,990

Cindy B. Taylor(3).............   2002    200,000     177,207          --       65,000         16,661
  Senior Vice President           2001    190,603     133,217          --      100,000          8,165
  Chief Financial Officer         2000    100,000      70,000          --           --             --
  and Treasurer

Howard Hughes..................   2002    231,600     229,870          --       32,500         13,996
  Vice President --               2001    225,000      48,320          --       40,000          9,346
  Offshore Products               2000    225,000      45,000          --           --             --

Jay Trahan.....................   2002    224,047      72,101          --       32,500         21,202
  Vice President --               2001    200,000     200,000          --       50,000          5,250
  Well Site Services              2000    200,000     156,250          --           --             --

R.A. (Sandy) Slator............   2002    179,699     156,788          --       32,500             --
  Vice President --               2001    177,568     170,500          --       50,000             --
  Well Site Services              2000    116,227      96,855          --           --             --

---------------

(1) Bonus includes amounts earned in the fiscal year indicated but paid in the following calendar year.

(2) Reflects payments made to the Oil States or HWC 401(k) plans on behalf of Messrs. Swanson, Hughes and Trahan and Ms. Taylor to fund base retirement contributions, 401(k) matching contributions and discretionary profit sharing contributions.

(3) Amounts for 2000 are from the date of hire, January 2000 for Mr. Swanson and May 2000 for Ms. Taylor.

(4) The restricted stock award reported in this table is subject to forfeiture restrictions which obligate Mr. Swanson to forfeit and surrender restricted stock to us upon termination of employment for any reason, except as provided below. The forfeiture restrictions lapsed with respect to 1/3 of the shares in February 2002 and with respect to 1/3 of the shares in February 2003, and will lapse with respect to the remaining 1/3 of the shares in February 2004. The dollar value of the restricted stock reported in the table represents the value of such restricted stock award on the date of grant. At December 31, 2002, the aggregate restricted stock holdings for Mr. Swanson were 66,666 shares valued at $859,991. In the event of a change of control of Oil States International, Inc. or the death or disability of Mr. Swanson, the forfeiture restrictions with respect to all outstanding restricted stock immediately lapse. Mr. Swanson is entitled to receive dividends and other distributions (provided that dividends or distributions paid in any form other than cash are subject to the forfeiture restrictions) on the restricted stock.

OPTION GRANTS DURING 2002

     The following table presents information concerning the grant of options to acquire the Company's common stock during 2002 to the named executive officers under the 2001 Equity Participation Plan. No stock appreciation rights were granted during 2002.

                                          INDIVIDUAL GRANTS
                        -----------------------------------------------------   POTENTIAL REALIZABLE VALUE
                        NUMBER OF                                                 AT ASSUMED ANNUAL RATES
                        SECURITIES     % OF TOTAL                               OF STOCK PRICE APPRECIATION
                        UNDERLYING   OPTIONS GRANTED   EXERCISE                     FOR OPTION TERM(1)
                         OPTIONS     TO EMPLOYEES IN     PRICE     EXPIRATION   ---------------------------
NAME                    GRANTED(#)     FISCAL YEAR     ($/SHARE)      DATE          5%             10%
----                    ----------   ---------------   ---------   ----------   -----------   -------------
Douglas E. Swanson....   167,000          21.0%          $8.00     2/11/2012     $840,204      $2,129,240
Cindy B. Taylor.......    65,000           8.2%           8.00     2/11/2012      327,025         828,746
Howard Hughes.........    32,500           4.1%           8.00     2/11/2012      163,513         414,373
Jay Trahan............    32,500           4.1%           8.00     2/11/2012      163,513         414,373
R.A. (Sandy) Slator...    32,500           4.1%           8.00     2/11/2012      163,513         414,373

---------------

(1) The grant-date market value of the securities used for purposes of this calculation is equivalent to the exercise price of the options. Appreciation was calculated based on assumed rates of return and is not intended to represent expected appreciation of the Company's common stock.

AGGREGATED OPTION EXERCISES IN 2002 AND FISCAL YEAR-END OPTION VALUES

     The following table presents information concerning stock option exercises for 2002 and unexercised stock options held by the named executive officers as of December 31, 2002.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                          SHARES                          FISCAL YEAR-END             FISCAL YEAR-END(2)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                     EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -----------   -----------   -------------   -----------   -------------
Douglas E. Swanson....        --       $     --            --        167,000      $       --      $818,300
Cindy B. Taylor.......        --             --        25,000        140,000          97,500       611,000
Howard Hughes.........    23,884        136,980        28,334         62,500          39,000       276,250
Jay Trahan............        --             --       220,523         70,000       1,532,245       305,500
R.A. (Sandy) Slator...        --             --        79,562        116,131         382,467       386,246

---------------

(1) Represents the market value of the underlying shares of the Company's common stock at the date of exercise less the option exercise price.

(2) Represents the market value of the underlying shares of the Company's common stock at December 31, 2002 ($12.90 per share) minus the exercise price.

EQUITY COMPENSATION PLANS

     The table below provides information relating to our equity compensation plans as of December 31, 2002:

                                                                                   NUMBER OF SECURITIES
                                                                                  REMAINING AVAILABLE FOR
                                                                                   FUTURE ISSUANCE UNDER
                                NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE       COMPENSATION PLANS
                                BE ISSUED UPON EXERCISE     EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,        REFLECTED IN
PLAN CATEGORY                     WARRANTS AND RIGHTS      WARRANTS AND RIGHTS         FIRST COLUMN)
-------------                   ------------------------   --------------------   -----------------------
Equity compensation plans
  approved by security
  holders.....................         2,439,073                  $8.40                  2,894,156
Equity compensation plans not
  approved by security
  holders.....................               N/A                    N/A                        N/A
                                       ---------                  -----                  ---------
Total.........................         2,439,073                  $8.40                  2,894,156
                                       =========                  =====                  =========

     The Company does not have any equity compensation plans not approved by the stockholders.

2001 EQUITY PARTICIPATION PLAN

     We have adopted an Equity Participation Plan, as amended and restated. The plan provides for the grant of any combination of:

     - stock options, which include both incentive stock options and nonqualified stock options;

     - restricted stock;

     - performance awards;

     - dividend equivalents;

     - deferred stock; and

     - stock payments.

The purpose of the plan is to strengthen our ability to attract, motivate and retain directors and employees. The principal features of the plan are described below.

     Reservation of Shares. We have reserved 5,700,000 shares of common stock for issuance under the plan. The shares available under the plan may be either previously unissued shares or treasury shares. In the event of stock splits, reorganizations, recapitalizations or other specified corporate transactions affecting us or our common stock, proportionate adjustments may be made to the number of shares available for grant under the plan, the applicable maximum share limitations under the plan, and the number of shares and prices under outstanding awards at the time of the event. If any portion of an award expires, lapses or is canceled without being fully exercised, the shares which were subject to the unexercised portion of the award will continue to be available for issuance under the plan. The maximum number of shares which may be subject to options, restricted stock or deferred stock granted under the plan to any individual in any calendar year is 400,000. The maximum value of any performance awards which may be granted under the plan to any individual in any calendar year is $2,500,000. As of December 31, 2002, options to purchase 2,439,073 shares at a weighted average exercise price of $8.40 per share and awards covering an aggregated of 100,000 shares of restricted stock were outstanding.

     Administration. The plan is administered by the Compensation Committee. Subject to limitations, the Compensation Committee has the authority to determine:

     - the persons to whom awards are granted,

     - the types of awards to be granted,

     - the time at which awards will be granted,

     - the number of shares, units or other rights subject to each award,

     - the exercise, base or purchase price of an award, if any,

     - the time or times at which the award will become vested, exercisable or payable, and

     - the duration of the award.

The Compensation Committee also has the power to interpret the plan and make factual determinations and may provide for the acceleration of the vesting or exercise period of an award at any time prior to its termination or upon the occurrence of specified events.

     Change of Control. Unless otherwise provided in a particular award agreement, in the event of a "change of control," as defined in the plan:

     - all outstanding awards automatically will become fully vested immediately prior to the change of control, or at an earlier time set by the committee;

     - all restrictions, if any, with respect to all outstanding awards will lapse; and

     - all performance criteria, if any, with respect to all outstanding awards will be deemed to have been met at their target level.

     Amendment. Stockholder approval is required to amend the plan to increase the number of shares as to which awards may be granted, except for adjustments resulting from stock splits and the like. At the 2002 annual meeting of stockholders, the stockholders of the Company approved the amendment and restatement of the plan to increase the number of shares that may be issued under the plan from 3,700,000 to 5,700,000. The Compensation Committee can amend, modify, suspend or terminate the plan in all other respects, unless the action would otherwise require stockholder approval. Amendments of the plan will not, without the consent of the participant, materially affect a participant's rights under an award previously granted, unless the award itself otherwise expressly so provides. The plan expires in 2011.

DEFERRED COMPENSATION PLAN

     We have adopted a nonqualified deferred compensation plan that permits our directors and selected key employees to elect to defer all or a part of their cash compensation from us until the termination of their status as a director or employee. The plan is administered by the Compensation Committee. Participating employees are eligible to receive from us a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under our 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.

     Participants in our nonqualified deferred compensation plan are able to invest contributions made to the nonqualified deferred compensation plan in investment funds selected by the Compensation Committee. We have established a grantor trust to hold the amounts deferred under the plan by our officers and directors. All amounts deferred under the plan remain subject to the claims of our creditors.

     Each participant will receive, at the participant's election, a lump sum distribution or installment payments only upon termination of the participant's service with us and our affiliates. The Compensation Committee may, however, approve in-service withdrawals by participants to cover an unforeseen financial emergency of the participant.

ANNUAL INCENTIVE COMPENSATION PLAN

     We have adopted an annual incentive compensation plan effective January 1, 2001. The annual incentive compensation plan is administered by the Compensation Committee and is available to our executive officers and key members of management. Awards under the plan are based on meeting annual objective performance standards relating to our performance or, in some cases, to the performance of a particular business segment or individual performance. The performance standards for our executive officers are based, principally, on earnings before interest, taxes, depreciation and amortization for our company or a particular business segment.

INDEMNIFICATION AGREEMENTS

     We have entered into indemnification agreements with each of our directors and executive officers, including the named executive officers. Those agreements require us to indemnify the directors and officers and to advance expenses in connection with certain claims against directors and officers. The indemnification provisions contained in these agreements are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. We expect to enter into similar agreements with persons selected to be directors and executive officers in the future.

EXECUTIVE AGREEMENTS

     These agreements provide protection in the event of a qualified termination, which is defined as an involuntary termination of the executive officer by us other than for cause or a voluntary termination by the executive for good reason after a change of control of our company. If the qualified termination occurs during the 24-month period following a change of control, the agreements provide for a lump sum payment to the executive officer based on the executive officer's base salary and target annual bonus amount. In addition, with respect to such a qualified termination, the agreements provide that all restricted stock awards will become vested, that all restrictions on such awards will lapse and that outstanding stock options will vest and, except for incentive stock options granted prior to the completion of our initial public offering, remain exercisable for the remainder of their terms. The executive officer will also be entitled to health benefits, vesting of all deferred compensation amounts, outplacement services and to be made whole for any excise taxes incurred with respect to severance payments that are excess parachute payments under the Internal Revenue Code. If a qualified termination occurs other than during the 24-month period following a change of control, the executive agreements provide for payments based on the executive officer's base salary and target annual bonus amount, that all restrictions on restricted stock awards will lapse and for continued health benefits.

     The executive agreements have an initial term of three years and will be extended automatically for one additional day on a daily basis for a maximum additional period of three years, unless notice of non-extension is given, in which case the agreement will terminate on the third anniversary of the date notice is given. To receive benefits under the executive agreement, the executive officer will be required to execute a release of certain employment-related claims against us. Certain terms of the executive agreements are summarized below.

     Douglas E. Swanson. Under the terms of Mr. Swanson's executive agreement, he will be entitled to receive a lump sum payment equal to three times his base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, Mr. Swanson will be entitled to receive a lump sum payment equal to two times his base salary and target annual bonus amount. In addition, the non-vested portion of Mr. Swanson's restricted stock award will vest upon Mr. Swanson's death, if there is a change in control of our company or if Mr. Swanson's employment is terminated for a reason that entitles him to receive benefits under any of our long term disability plans or if Mr. Swanson experiences a qualified termination in the absence of a change of control.

     Cindy B. Taylor. Under the terms of Ms. Taylor's executive agreement, she will be entitled to receive a lump sum payment equal to two and a half times her base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, Ms. Taylor will be entitled to receive a lump sum payment equal to one and a half times her base salary and target annual bonus amount.

     All Other Named Executive Officers. Under the terms of each other named executive officer's executive agreement, the named executive officer will be entitled to receive a lump sum payment equal to two times his base salary and target annual bonus amount if a qualified termination occurs during the 24-month period following a change of control. If a qualified termination occurs other than during the 24-month period following a change of control, the executive officer will be entitled to receive a lump sum payment equal to his base salary and target annual bonus amount.

                               PERFORMANCE GRAPH

     The following performance graph and chart compare the cumulative total stockholder return on the Company's common stock to the cumulative total return on the Standard & Poor's 500 Stock Index and Philadelphia OSX Index, an index of oil and gas related companies which represent an industry composite of the Company's peer group, for the period from February 8, 2001 (the date of our initial public offering) to December 31, 2002. The graph and chart show the value at the dates indicated of $100 invested at February 8, 2001 and assume the reinvestment of all dividends.

                COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
             AMONG OIL STATES INTERNATIONAL, INC. THE S&P 500 INDEX
                      AND PHILADELPHIA OIL SERVICES INDEX

                              (PERFORMANCE GRAPH)

* $100 invested on 2/8/01 in stock or on 1/31/01 in index-including reinvestment of dividends. Fiscal year ending December 31.

-----------------------------------------------------------------------------------------------------------------------
INVESTMENT VALUES      02/08/01   03/31/01   06/30/01   09/30/01   12/31/01   03/31/02   06/30/02   09/30/02   12/31/02
-----------------------------------------------------------------------------------------------------------------------
 Company............   $100.00    $125.00    $102.44     $73.33    $101.11    $120.00    $132.22    $111.11    $143.33
 S&P 500............    100.00      85.12      90.11      76.88      85.10      85.33      73.90      61.13      66.29
 OSX................    100.00      83.09      74.71      53.77      65.81      73.85      64.20      52.77      60.13

                           RELATED PARTY TRANSACTIONS

REGISTRATION RIGHTS

     We have entered into an amended and restated registration rights agreement as amended, with SCF and other stockholders of Oil States. This agreement gives SCF the right, on five occasions, to demand that we register all or any portion of their shares of our common stock for sale under the Securities Act. The shares to be included in any demand registration by SCF must have an estimated aggregate gross offering price of at least $50.0 million. Further, if we propose to register any of our common stock under the Securities Act, except for shares of common stock issued in connection with acquisitions and benefits plans, or if SCF exercises a demand, the other holders of registration rights under the registration rights agreement will have the right to include their shares of common stock in the registration, subject to limitations.

     The agreement provides customary registration procedures. We have agreed to pay all costs and expenses, other than fees, discounts and commissions of underwriters, brokers and dealers and capital gains, income and transfer taxes, if any, related to the registration and sale of shares of our common stock by any holder of registration rights under the registration rights agreement in any registered offering. The demand rights held by SCF terminate in February 2011.

     The registration rights agreement contains customary indemnification and contribution provisions by us for the benefit of the selling stockholders and any underwriters. Each selling stockholder has agreed to indemnify us and any underwriter solely with respect to information provided by the stockholder, with such indemnification being limited to the net proceeds from the offering received by the stockholder.

     In May 2002, pursuant to a registration demand, we filed a registration statement with the Securities and Exchange Commission relating to the sale of certain of our shares by SCF-III, L.P. and SCF-IV, L.P. On February 20, 2003, SCF-III, L.P. and SCF-IV, L.P. completed the sale of 7,000,000 shares of our common stock pursuant to an underwritten offering registered with the Securities Act of 1933, as amended, under such registration statement for a total of $72,954,000. On February 25, 2003, the underwriters involved in the offering exercised the option granted to them by SCF-III, L.P. and SCF-IV, L.P. to purchase an additional 1,050,000 shares of our common stock for a total of $10,943,100. Pursuant to the registration rights agreement, discussed above, we paid costs and expenses of approximately $544,000 related to this offering. In addition, we received no proceeds from the offering or the exercise of the option.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of March 31, 2003, information regarding shares beneficially owned by:

     - each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock;

     - each of the named executive officers;

     - each of our directors; and

     - all current directors and executive officers as a group.

     To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNERS(1)                        SHARES     PERCENTAGE
----------------------------------------                      ----------   ----------
SCF-III, L.P.(2)............................................  15,880,159      32.7%
  600 Travis, Suite 6600
  Houston, Texas 77002
SCF-IV, L.P.(2).............................................   6,290,201      13.0%
  600 Travis, Suite 6600
  Houston, Texas 77002
L.E. Simmons(2)(3)..........................................  22,179,577      45.7%
Douglas E. Swanson(3).......................................     151,750         *
Cindy B. Taylor(3)..........................................      69,195         *
Howard Hughes(3)............................................      79,725         *
Jay Trahan(3)...............................................     335,080         *
R.A. (Sandy) Slator(3)......................................     114,341         *
Martin Lambert(3)...........................................      19,488         *
Mark G. Papa(3).............................................       5,750         *
Gary L. Rosenthal(3)........................................      19,618         *
Andrew L. Waite(3)(4).......................................       8,173         *
Stephen A. Wells(3).........................................      23,162         *
All directors and executive officers as a group
  (14 persons)(2)(3)(4).....................................  23,212,980      47.8%

---------------

 *  Less than one percent.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002.

(2) Of the shares indicated as being beneficially owned by Mr. Simmons, 22,170,360 of such shares are owned directly by SCF-III, L.P. and SCF-IV, L.P. Mr. Simmons serves as Chairman of the Board and President of L.E. Simmons & Associates, Incorporated, the ultimate general partner of both SCF-III, L.P. and SCF-IV, L.P. As such, Mr. Simmons may be deemed to have voting and dispositive power over the shares owned by SCF-III, L.P. and SCF-IV, L.P.

(3) Includes shares that may be acquired within 60 days through the exercise of options to purchase shares of our common stock as follows: Mr. Simmons -- 3,750; Mr. Swanson -- 41,750; Ms. Taylor -- 66,250; Mr. Hughes -- 46,459;
    Mr. Trahan -- 241,148; Mr. Slator -- 100,187; Mr. Lambert -- 3,750;
    Mr. Papa -- 3,750; Mr. Rosenthal -- 5,484; Mr. Waite -- 3,750; Mr. Wells -- 3,750 and all directors and executive officers -- 702,004.

(4) Mr. Waite serves as Managing Director of L.E. Simmons & Associates, Incorporated, the ultimate general partner of both SCF-III, L.P. and SCF-IV, L.P. As such, Mr. Waite may be deemed to have voting and dispositive power over the shares beneficially owned by SCF-III, L.P. and SCF-IV, L.P.
    Mr. Waite disclaims beneficial ownership of the shares owned by SCF-III, L.P. and SCF-IV, L.P.

                                  PROPOSAL 2:

                            APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2003. Ernst & Young LLP has audited the Company's consolidated financial statements since May 2000. In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. Fees paid to Ernst & Young LLP during the past two fiscal years were as follows:

          Audit Fees. Fees for professional services provided during the years ended December 31, 2002 and 2001, were $539,000 and $372,000, respectively. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

          Audit-Related Fees. Fees for professional services provided during the years ended December 31, 2002 and 2001, were $32,000 and $87,000, respectively. Audit-related fees consist primarily of attestation services not required by statute or regulation.

          Tax Fees. Fees for professional services provided during the years ended December 31, 2002 and 2001, were $179,000 and $217,000, respectively. Tax fees include professional services provided for tax compliance, tax advice, and tax planning, except those rendered in connection with the audit.

          All Other Fees. Ernst & Young LLP did not provide other services to the Company for the year ended December 31, 2002.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of Ernst & Young LLP will also be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements in the Company's Annual Report on Form 10-K.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THIS APPOINTMENT.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons, we believe that during 2002, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements applicable to them, except as disclosed in this paragraph. A Form 4 was not timely filed for each acquisition by Ms. Taylor of phantom stock made bi-weekly after August 29, 2002 (the date after which filings were required to be made within two business days after such transactions rather than once within 45 days after the end of such year) pursuant to our deferred compensation plan in 2002. There were 8 such acquisitions that were required to be reported on Form 4 during 2002. A Form 4 was not timely filed to reflect 1 acquisition of phantom stock made after August 29, 2002 (the date after which filings were required to be made within two business days after such transactions rather than once within 45 days after the end of such year) pursuant to the Company's deferred compensation plan for each of the following reporting persons: Mr. Andrew Waite, Mr. Martin Lambert, and Mr. L.E. Simmons. Also, a Form 4 was not timely filed to reflect the Company's grant of an option to Mr. Swanson to purchase 167,000 shares of our common stock. In each of the above instances, the Company had undertaken to file the respective Form 4s on behalf of each reporting person pursuant to a power of attorney granted by each such reporting person to the Company.

                                 OTHER BUSINESS

     We have no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournments thereof, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2004 annual meeting of stockholders must be received by the Company at its principal executive office by December 17, 2003 in order for such proposals to be included in the Company's proxy statement and form of proxy for such meeting. Stockholders submitting such proposals are requested to address them to the Secretary, Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 3460, Houston, Texas 77002.

     In addition, the Company's Bylaws provide that only such business as is properly brought before the 2004 annual meeting of stockholders will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the annual meeting by a stockholder, notice must be received by the Secretary at the Company's offices not later than the close of business on January 14, 2004. The notice to the Company must also provide certain information set forth in the Bylaws. A copy of the Bylaws may be obtained upon written request to the Secretary.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT W. HAMPTON

                                          Robert W. Hampton
                                          Secretary

Houston, Texas
April 15, 2003

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

                         OIL STATES INTERNATIONAL, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
           FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2003

           The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oil States International, Inc. (the "Company") to be held on May 13, 2003, and the Proxy Statement in connection therewith, each dated April 15, 2003, and (2) constitutes and appoints Douglas E. Swanson and Cindy B. Taylor, and each of them, his attorneys and proxies, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meeting(s) ("Adjournment(s)") to which that meeting is adjourned, as indicated on reverse:

                                  PLEASE SIGN BELOW, DATE, AND RETURN PROMPTLY.

                                  Dated:                                 , 2003
                                         --------------------------------

                                  Signed:
                                          -------------------------------------

                                  ---------------------------------------------

                                  ---------------------------------------------

                                  IMPORTANT: Please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust, or in other representative capacity, please sign name and title. For joint accounts, each joint owner must sign.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE RATIFICATION OF THE SELECTION OF AUDITORS. IN ORDER FOR THIS PROXY TO BE VALID, IT MUST BE SIGNED ON THE REVERSE SIDE OF THIS CARD.

PROXY

1.   ELECTION OF DIRECTORS:

     FOR all nominees listed below except as
     marked to the contrary below [ ]
     (1) Gary L. Rosenthal                                         WITHHOLD AUTHORITY to vote for all
     (2) Andrew L. Waite                                           nominees listed to the left. [ ]

     INSTRUCTION: To withhold authority to vote for any individual nominee, write the number of the nominee in the space provided.

     -----------------------------------------------             -----------------------------------------------
2.   RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE AUDITORS OF THE COMPANY FOR THE CURRENT YEAR:

                          FOR [ ]              AGAINST [ ]                ABSTAIN [ ]

3.   IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S)
     THEREOF.

                                    If you plan to attend the Annual Meeting, check this box: [ ]

            INFORMATION STATEMENT FOR HOLDERS OF EXCHANGEABLE SHARES
                                       OF
                               892489 ALBERTA INC.

           The enclosed Proxy Statement and related materials pertaining to Oil States International, Inc. (the "Company") have been provided to all holders of exchangeable shares of 892489 Alberta Inc. ("PTI Holdco") for the purposes of the Company's annual meeting of stockholders (the "Annual Meeting") to be held on May 13, 2003 at 9:00 a.m. (Houston, Texas time), at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. As a holder of exchangeable shares, you are entitled to dividend and other rights designed to be equivalent to the attributes of the common stock of the Company, including the right, through a Voting and Exchange Trust Agreement (the "Voting Agreement"), to attend and to vote at the Annual Meeting. Given the attributes of the exchangeable shares, you will not receive a Notice, Information Circular or Proxy for an annual meeting of shareholders of PTI Holdco, nor will a meeting of holders of exchangeable shares be held.

EXERCISE OF VOTING RIGHTS

           Pursuant to the Voting Agreement, Computershare Trust Company of Canada (the "Trustee") holds one share of special preferred voting stock of the Company (the "Voting Share") for the benefit of the holders (other than the Company and its subsidiaries) of the exchangeable shares. The Voting Share carries a number of votes, exercisable at any meeting at which the Company's stockholders are entitled to vote (including the Annual Meeting), equal to the number of outstanding exchangeable shares (other than shares held by the Company and its subsidiaries). You are entitled to instruct the Trustee to exercise one of the votes attached to the Voting Share for each exchangeable share you hold, or to grant to the Company's management a proxy to exercise such votes in accordance with the enclosed Proxy Statement. Alternatively, you may instruct the Trustee to grant to you or your designee a proxy to attend the Annual Meeting and personally exercise your voting rights. For this purpose, the Trustee has furnished (or caused the Company to furnish) the enclosed Proxy Statement and certain related materials to you as a holder of exchangeable shares.

           To instruct the Trustee as to how you want to exercise your voting rights, you must complete, sign, date and return the enclosed form of direction (the "Direction") to the Trustee by no later than 5:00 p.m. (Calgary time) on May 8, 2003 (the "Due Time"). IF THE TRUSTEE DOES NOT RECEIVE YOUR FULLY COMPLETED DIRECTION BY THE DUE TIME, YOUR VOTING RIGHTS WILL NOT BE EXERCISED. You may revoke or amend your instructions to the Trustee (as indicated in your Direction) at any time up to and including the Due Time by delivering to the Trustee a written notice of revocation or by completing, signing and delivering to the Trustee a new Direction bearing a later date. You may also revoke or amend your instructions in person at the Annual Meeting prior to 9:00 a.m. (Houston, Texas time) on May 13, 2003, by submitting a written amendment or revocation of your instructions and presenting satisfactory identification to the Trustee's representatives at the Annual Meeting. In either case, your instructions of the later date will be binding on the Trustee.

           PTI Holdco and certain of the insiders thereof have been exempted from certain disclosure and insider trading obligations prescribed by otherwise applicable Canadian securities legislation pursuant to discretionary orders granted by each of the provincial securities commissions in Canada. Pursuant to such orders, PTI Holdco is not required to prepare and file annual proxy and related documentation, quarterly reports, certain material change reports or an annual information form, provided that the Company prepares and files United States continuous disclosure documentation in Canada which is equivalent to such disclosure and which is set forth in the Multijurisdictional Disclosure System adopted by the Canadian Securities Administrators.
                                      # # #

           PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED DIRECTION AND RETURN IT TO THE TRUSTEE IN THE ENCLOSED ENVELOPE BY NO LATER THAN 5:00 P.M. (CALGARY
TIME) ON MAY 8, 2003.

                   DIRECTION GIVEN BY HOLDERS OF EXCHANGEABLE
                          SHARES OF 892489 ALBERTA INC.
               FOR THE MAY 13, 2003 ANNUAL MEETING OF STOCKHOLDERS
                        OF OIL STATES INTERNATIONAL, INC.

           The undersigned acknowledges receipt of the Notice and Proxy Statement in connection with the annual meeting (the "Annual Meeting") of stockholders of Oil States International, Inc. (the "Company") to be held on May 13, 2003 at 9:00 a.m. (Houston, Texas time) at The DoubleTree Hotel at Allen Center, 400 Dallas Street, Houston, Texas. The undersigned hereby instructs and directs Computershare Trust Company of Canada (the "Trustee"), pursuant to the provisions of the Voting and Exchange Trust Agreement dated February 14, 2001 among the Company, 892489 Alberta Inc. ("PTI Holdco") and the Trustee, as follows:

                                     * * * *

           (PLEASE NOTE: IF NO DIRECTION IS MADE AND YOU SIGN BELOW THE TRUSTEE IS HEREBY AUTHORIZED AND DIRECTED TO VOTE FOR ITEMS 1 AND 2 LISTED UNDER ALTERNATIVE A BELOW AND AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING IN ITS DISCRETION.)

                                     * * * *

               (PLEASE SELECT ONE OF A, B OR C, AND SIGN AND DATE
                         ON THE BOTTOM OF PAGE 2 BELOW)

           A. [ ] Exercise or cause to be exercised, whether by proxy given by the Trustee to a representative of the Company or otherwise, the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof, as follows:

              1. To elect Gary L. Rosenthal and Andrew L. Waite as Class II Directors of the Company. If any such nominees should be unavailable, the Trustee may vote for substitute nominee(s) at its discretion:

                  [ ] FOR all nominees listed above (except     [ ] TO WITHHOLD authority to
                      as marked to the contrary)                    vote for all nominees listed above

                  [ ] WITHHOLD AUTHORITY for the
                      following nominee(s) only:

                      --------------------------

              2. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ended December 31, 2003.

                           FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

           B. [ ] Deliver a proxy card to the undersigned at the Annual
                  Meeting, with respect to all exchangeable shares of PTI Holdco held of record by the undersigned on the record date for the Annual Meeting (and not subsequently disposed of) so that the undersigned may exercise personally the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof.

           C. [ ] Deliver a proxy card to: Computershare Trust Company of Canada; Suite 600, 530 8th Avenue SW; Calgary, Alberta Canada T2P 3S8, as the designee of the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting, with respect to all exchangeable shares of PTI Holdco held of record by the undersigned on the record date for the Annual Meeting (and not subsequently disposed of) with all the powers that the undersigned would possess if personally present and acting thereat including the power to exercise the undersigned's voting rights at the Annual Meeting, or any postponement or adjournment thereof.

                                     * * * *

Please sign exactly as your name appears on your exchangeable share certificate(s) and return this form in the enclosed envelope. When signing as executor, administrator, attorney, trustee, guardian or custodian, or for a corporation, please give the full title as such. If the exchangeable shares are held in a joint account, each joint owner should sign.


Signature:                                          Date:
           ------------------------------------          ----------------------

Print Name:
           ------------------------------------

Signature:                                          Date:
           ------------------------------------          ----------------------

Print Name:
           ------------------------------------